                            SUPPLEMENT TO PROSPECTUS
                 DATED DECEMBER 14, 1999, AMENDED APRIL 5, 2000
                    24,550 SHARES OF KEYSTONE PROPERTY TRUST
                          COMMON STOCK $0.001 PAR VALUE

                           REGISTRATION NO. 333-92741


      On March 7, 2003, an aggregate of 24,550 OP Units were transferred by means of gift from Michael G. Browning to Cathedral High School (the "Donee"). Subsequently, all of the OP Units were converted by the Donee into Common Shares on a 1:1 basis.

      The above-referenced Prospectus is hereby supplemented to update the table of selling security holders as follows:



                                SHARES OWNED                          SHARES OWNED
                              BEFORE OFFERING                        AFTER OFFERING
                          -----------------------   REGISTERED    --------------------
NAME                       NUMBER      PERCENTAGE     SHARES      NUMBER    PERCENTAGE
----                      --------     ----------   ----------    ------    ----------
Michael G. Browning        443,117(3)     2.98%(3)    388,617     54,500         *

Cathedral High School       24,550           *         24,550          0        --




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            The date of this Prospectus Supplement is March 18, 2003